Exhibit 4.5

Dear Stockholder:

All of us at The Container Store are so excited to begin this journey with you as we embark on the steps toward our anticipated Initial Public Offering (“IPO”). Through this transaction we know that our culture will continue to thrive and that many opportunities are ahead of us as we continue to work, together with you, to make The Container Store the best place to work and shop. Please read this letter carefully because there is important information we need to provide you regarding your current company stock. In addition, there are important steps you must take before October 10, 2013. If you have any questions as you review this letter, please contact Jennifer Franklin at 972-538-6835.

On September 30, 2013, The Container Store Group, Inc. (the “Company”) publicly filed a Registration Statement (the “Registration Statement”), relating to the proposed IPO of its common stock (the “Company Common Stock”). The Company plans to list the Company Common Stock on the New York Stock Exchange under the ticker symbol “TCS”. The number of shares to be sold and the price range for the proposed IPO have not yet been determined.

There are two important changes that will affect your stock ownership:

1)             A mandatory exchange of your shares of the Company’s senior and junior preferred stock into shares of Company Common Stock.

2)             The transition from the use of physical certificates representing Company Common Stock to recording your ownership of shares in book-entry (i.e., electronic) form at the Company’s new transfer agent, American Stock Transfer & Trust Company.

In connection with this mandatory exchange and the transition to book-entry shares, you will need to return to the Company your certificates of Company senior and junior preferred stock and Company Common Stock. Please use the enclosed pre-paid UPS overnight envelope by October 10, 2013. Please see the detailed Instructions at the end of this letter for more information.

The Payment of a Dividend on Your Company Preferred Stock

But first, we would like to tell you about a dividend that the Company expects to pay on your Company preferred stock. As described in greater detail in the Registration Statement, upon the closing of the IPO, the Company anticipates paying a cash dividend in an aggregate amount to be determined (the “Dividend”) as follows: (i) first, on a pro rata basis to the holders of shares of the Company’s 12% senior cumulative preferred stock (the “Senior Preferred Stock”), which will reduce the liquidation preference of such Senior Preferred Stock to $1,000.00 per share and (ii) second, the remainder of such dividend on a pro rata basis to the holders of shares of the Company’s 12% junior cumulative preferred stock (the “Junior Preferred Stock”), which will reduce the liquidation preference of each such share of the Junior Preferred Stock. As of September 30, 2013, the liquidation preference on (i) the Senior Preferred Stock was $1,614.28 per share and (ii) the Junior Preferred Stock was $2,084.77 per share. Dividend payments should arrive in your account shortly after the closing. We anticipate sending an update to all stockholders prior to closing informing them of the estimated amount of their dividend.

1

All of the holders of the Company’s Senior Preferred Stock received a dividend in April earlier this year. If any of your payment information has changed since that dividend payment, please contact Jennifer Franklin immediately at 972-538-6835.

The Exchange of Your Preferred Stock for Company Common Stock

As further described in the Registration Statement, pursuant to Section 1.10 of the stockholders agreement, dated as of August 16, 2007, by and among the stockholders of the Company and the Company, (as may be amended from time to time, the “Stockholders Agreement”), a fund affiliated with Leonard Green & Partners, our largest stockholder, delivered a notice to the Company to have the Company engage in an IPO. Pursuant to the Stockholders Agreement, upon the closing of the IPO and immediately following the payment of the Dividend, the Company will exchange (the “Exchange”) each outstanding share of Senior Preferred Stock and Junior Preferred Stock for a number of shares of Company Common Stock determined by dividing (a) the remaining liquidation preference amount of such share of preferred stock by (b) the initial public offering price in the IPO.

Following the Exchange, all shares of Senior Preferred Stock and Junior Preferred Stock will be immediately retired and cancelled, and Company Common Stock will be the only class of capital stock of the Company that will remain outstanding.

In order to exchange your shares, you must deliver the certificates representing your Senior Preferred Stock and Junior Preferred Stock (the “Preferred Stock Certificates”) to the Company, together with your completed and signed Letter of Transmittal and Exchange, no later than October 10, 2013. Please contact Jennifer Franklin at 972-538-6835 as soon as possible if any of your Preferred Stock Certificates have been lost, stolen or destroyed, or if you have any questions.

Please note, the actual initial public offering price and the amount of the Dividend will be determined by the Board of Directors of the Company prior to completion of the IPO. Your right to receive shares of Company Common Stock in exchange for your surrendered Preferred Stock Certificates is contingent upon the completion of the IPO. In the event the IPO is not completed, your Preferred Stock Certificates will be returned to you and you will have no further rights to receive shares of Company Common Stock in exchange for shares of Senior Preferred Stock and Junior Preferred Stock.

Please be aware that the final exchange ratio of the Senior Preferred Stock and Junior Preferred Stock will be determined based on the final initial public offering price and the amount of dividends paid. In addition, the final exchange ratio of the Senior Preferred Stock and Junior Preferred Stock will be calculated using the liquidation preference as of the closing date of the IPO. The preliminary prospectus related to the Company’s Registration Statement for the IPO (the “Preliminary Prospectus”) will contain illustrations of the exchange ratio for the Senior Preferred Stock and Junior Preferred Stock. The Preliminary Prospectus will be sent to you when it is available.

The Company’s Transition to Book-Entry Shares

Upon the closing of the IPO, the Company will not issue and will no longer honor physical certificates representing shares of Company Common Stock. All shares of Company Common Stock, including the shares of Company Common Stock that you will receive upon the effectiveness of the Exchange, will be registered in book-entry (i.e., electronic) form at the Company’s new transfer agent, American Stock Transfer & Trust Company (“AST”). Book-entry registration eliminates the risks and costs associated with physical certificates such as storage, safety of securities and replacing lost or stolen certificates, and it permits electronic stock transactions between your broker and AST. While you will no longer receive or hold physical certificates for your shares of Company Common Stock, shortly after the closing of the Company’s IPO you will receive from AST a statement indicating the number of shares of Company Common Stock that you hold, including the shares of Company Common Stock you received in connection with the Exchange. The statement will also include information regarding how you can transfer your shares, including to your brokerage account.

In order to assist the Company with this transition, we ask that you also return the certificate representing your Company Common Stock (the “Common Stock Certificate”) by the October 10, 2013 deadline. Please contact Jennifer Franklin at 972-538-6835 as soon as possible if your Common Stock Certificate has been lost, stolen or destroyed or if you have any questions.

Representations and Warranties

You hereby represent and warrant as follows:

You are the registered holder of the shares of Senior Preferred Stock, Junior Preferred Stock and Company Common Stock represented by the Preferred Stock Certificates and Common Stock Certificates you are enclosing with this Letter of Transmittal and Exchange, with good title to such shares of Senior Preferred Stock, Junior Preferred Stock and Company Common Stock and full power and authority to sell, assign and transfer the shares of Senior Preferred Stock, Junior Preferred Stock and Company Common Stock represented by the Preferred Stock Certificates and Common Stock Certificates you are enclosing with this Letter of Transmittal and Exchange, free and clear of any encumbrance, restriction on transfer (other than under any applicable federal or state securities laws), claim, lien, pledge, option, charge, security interest, defect of title or other similar right of any third party whether voluntarily exercised or arising by operation of law (“Lien”).

You have full power and authority (and, if an individual, legal capacity) to execute and deliver this Letter of Transmittal and Exchange and to perform your obligations hereunder. You have duly signed and delivered this Letter of Transmittal and Exchange, which constitutes your valid and legally binding obligation, enforceable in accordance with its terms and conditions. You are not required to give any notice to, make any filing or registration with, or obtain any authorization, waiver, license, consent, or approval of any governmental authority or third party in connection with your execution and delivery of this Letter of Transmittal and Exchange, your performance of your obligations hereunder or the consummation of the transactions contemplated by this Letter of Transmittal and Exchange. To the extent that the undersigned is an entity, the execution and delivery of this Letter of Transmittal and Exchange by the undersigned, the performance by the undersigned of its obligations hereunder, and the consummation by the undersigned of the transactions contemplated hereby, have been duly authorized by the Board of Directors or other managing body of the undersigned and no other corporate or other action, as the case may be, on the part of the undersigned is necessary to authorize the execution and delivery of this Letter of Transmittal and Exchange by the undersigned, the performance by the undersigned of its obligations hereunder or the consummation by the undersigned of the transactions contemplated hereby.

You will, upon request, sign any additional documents necessary or desirable to complete the surrender and exchange of the enclosed shares of Senior Preferred Stock and Junior Preferred Stock and the transition of the enclosed shares of Company Common Stock to book-entry shares. All authority conferred or agreed to be conferred in this Letter of Transmittal and Exchange will be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and will not be affected by, and will survive, your death or incapacity.

You agree that in connection with the IPO, you may be required to not make any public sale or distribution of your shares of Company Common Stock, including any sale under Rule 144 or Rule 144A, or, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Company Common Stock, any other securities of the Company or any securities convertible into or exchangeable or exercisable for any Company Common Stock without the prior written consent of the Company or the underwriters to the IPO, as the case may be, for 180 days following the closing date of the IPO (the “Holdback Period”). You would, however, be able to transfer Company Common Stock or other securities of the Company in accordance with Section 2.2 or Section 2.3 of the Stockholders Agreement, so long as any such Permitted Transferee (as defined in the Stockholders Agreement) or other transferee agrees to be subject to the Holdback Period. You will be advised at a later date if this restriction will be applied to you.

You understand that surrender is not made in acceptable form until receipt by the Company of this Letter of Transmittal and Exchange, or a facsimile hereof, duly completed and signed, together with all accompanying evidences of authority in form satisfactory to the Company. All questions as to validity, form and eligibility of the surrender of any Preferred Stock Certificates and Common Stock Certificates hereunder will be determined by the Company and such determination will be final and binding on all parties.

As we mentioned earlier, we are excited about the many opportunities for our Company. Together with you, we anticipate great things in the future. There are two copies of this letter enclosed. Sign one of the copies evidencing the exchange of the stock under the mandatory exchange and the Company’s transition to book-entry shares and return it to the Company. Please keep the second copy for your own records. Also complete and return the attached form entitled Surrendered Stock identifying the Preferred Stock Certificates and Common Stock Certificates you are surrendering.

Sincerely,

Jodi Taylor
Chief Financial Officer
The Container Store

PLEASE SIGN HERE

X	Dated: , 2013

(Print Name Here)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificates or person(s) authorized to whom the shares of Senior Preferred Stock, Junior Preferred Stock and Company Common Stock surrendered have been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper evidence of authority to so act.) (See Instruction 2).

(Area Code and Telephone Number)

(Email Address)

(Tax Identification or Social Security Number)

SURRENDERED STOCK

Please complete each of the following boxes.

DESCRIPTION OF CERTIFICATE OF

SENIOR PREFERRED STOCK SURRENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate Enclosed
	Certificate Number	Number of Shares represented by Certificate

If Registered Holder(s) is not an individual, please indicate the domicile and type of entity (e.g., corporation, limited partnership, trust) and/or the form of ownership (e.g., as joint tenants, tenants in the entirety, etc.).

DESCRIPTION OF CERTIFICATE OF

JUNIOR PREFERRED STOCK SURRENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate Enclosed
	Certificate Number	Number of Shares represented by Certificate

If Registered Holder(s) is not an individual, please indicate the domicile and type of entity (e.g., corporation, limited partnership, trust) and/or the form of ownership (e.g., as joint tenants, tenants in the entirety, etc.).

DESCRIPTION OF CERTIFICATE OF

COMPANY COMMON STOCK SURRENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate Enclosed
	Certificate Number	Number of Shares represented by Certificate

If Registered Holder(s) is not an individual, please indicate the domicile and type of entity (e.g., corporation, limited partnership, trust) and/or the form of ownership (e.g., as joint tenants, tenants in the entirety, etc.).

☐  Check here if any Preferred Stock Certificate or Common Stock Certificate has been lost, destroyed or mutilated. See Instruction 3. Number and type of shares represented by lost, destroyed or mutilated Certificate(s)                                                                                                                     .

INSTRUCTIONS

1.                                      GENERAL. When this Letter of Transmittal and Exchange has been properly filled-in, dated and signed, return it, together with your surrendered Preferred Stock Certificates and Common Stock Certificate (collectively, the “Certificates”), to the Company using the enclosed pre-paid UPS envelope. Please use this UPS envelope when returning your Certificates! If you choose not to use the enclosed UPS envelope, we recommend using registered mail, properly insured. Your completed and signed Letter of Transmittal and Exchange, together with the Certificates, must be received by the Company no later than October 10, 2013.

Until you have surrendered your Preferred Stock Certificates or a satisfactory affidavit relating to the loss of the Preferred Stock Certificates to the Company, you will not receive the shares of Company Common Stock to which you are entitled pursuant to the Exchange.

2.                                      SIGNATURE. The signature(s) required on this Letter of Transmittal and Exchange must be the signatures of the holders of the Certificates, exactly as the names of the holders appear on the Certificates, or, if the Certificates have been assigned, the signatures must be the signatures of the assignees, exactly as the names of the assignees appear on the instrument of assignment. If any of the shares of Senior Preferred Stock, Junior Preferred Stock or Company Common Stock surrendered hereby were held of record by two or more joint owners, all such owners must sign this Letter of Transmittal and Exchange and the form of joint ownership must be indicated. In case the endorsement is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement must give his or her full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Certificates surrendered. If the endorsement is executed by anyone other than the registered holders of the shares please provide legal documentation that will serve as appropriate evidence of authority to act.

You should complete one Letter of Transmittal and Exchange listing all Senior Preferred Stock, Junior Preferred Stock and Company Common Stock registered in the same name. If any shares of Senior Preferred Stock, Junior Preferred Stock or Company Common Stock are registered in different ways on several certificates, you will need to complete, sign, and submit as many separate Letters of Transmittal and Exchange as there are different registrations of certificates.

If you have any questions, please call Jennifer Franklin at 972-538-6835.

3.                                      LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. If any Certificate(s) have been lost, stolen or destroyed, please check the appropriate box on page 6 of this Letter of Transmittal and Exchange, complete this Letter of Transmittal and Exchange, and deliver it to the Company in the enclosed pre-paid UPS envelope by October 10, 2013. The Company will then forward to you the documentation necessary to be completed in order for you to receive any payment and Company Common Stock to which you are entitled. In addition, please contact Jennifer Franklin at 972-538-6835 as soon as possible.

October 21, 2013

Dear               :

In my previous letter to you (the “Letter of Transmittal and Exchange”) I shared the exciting news about the proposed Initial Public Offering (“IPO”) by The Container Store Group, Inc. (the “Company”).  We have made more progress on that journey and wanted to give you an update.  On October 21, 2013, the Company filed Amendment No. 1 (“Amendment No. 1”) to the Registration Statement, relating to the IPO.  Amendment No. 1 includes the preliminary prospectus for the IPO, and provides for an offering of 12,500,000 shares of Company Common Stock with a price range per share of between $14.00 and $16.00.

As you may be aware, depending upon a variety of unknown market and other conditions, the final price of a company’s stock at IPO can move up or down.  So in order to be assured that our final IPO price does not in any way impact the value of your original investment in the Company’s Common Stock that you hold, we have ensured that, in the recapitalization transactions in connection with the IPO, you will receive value for your Common Stock at least equivalent to your initial investment in that Common Stock.  This requires that the following changes to the transactions described in the Letter of Transmittal and Exchange be made:

•                  If the initial public offering price in the IPO is less than $18.00, you will exchange your shares of the Company’s junior preferred stock into shares of Company Common Stock at a price that is higher than the initial public offering price in the IPO, as set forth below (your senior preferred stock will be exchanged at the initial public offering price in the IPO (as previously described in the Letter of Transmittal and Exchange)):

Initial public offering price per share	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00
Junior preferred stock exchange price	$19.94	$19.44	$18.92	$18.39	$18.00	$19.00

•                  If the initial public offering price in the IPO is at least $18.00, you will exchange your shares of the Company’s junior preferred stock into shares of Company Common Stock at the initial public offering price in the IPO (as previously described in the Letter of Transmittal and Exchange).

This letter has been sent to you electronically so you can confirm your consent to the changes described above.  If you have any questions, please let us know.

If you have any questions as you review this update, please contact Jennifer Franklin at 972-538-6835.

As we mentioned previously, we are excited about the many opportunities for our Company. Together with you, we anticipate great things in the future.

Sincerely,

Jodi Taylor
Chief Financial Officer
The Container Store

Signature block for letters signed via DocuSign:

I have received the Update to Letter of Transmittal and Exchange dated October 21, 2013 outlining changes to the transactions described in the Letter of Transmittal and Exchange and confirm my consent to such changes.  I acknowledge that my electronic signature shall have the same effect as an original signature.

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Name	Date

Employee Number

Location

Signature block for letters signed manually:

PLEASE SIGN HERE TO CONFIRM YOUR CONSENT TO THE CHANGES DESCRIBED IN THIS UPDATE TO LETTER OF TRANSMITTAL AND EXCHANGE

X	Dated: , 2013

(Print Name Here)